CENTRAL EUROPEAN MEDIA ENTERPRISES TO ACQUIRE TV NOVA IN THE CZECH REPUBLIC IN TRANSACTION VALUED AT
$642 MILLION IN CASH AND STOCK

-Confirms Company’s Position As the Leading Broadcaster in Central and Eastern Europe-

-Will Double CME's Consolidated Revenues and Significantly Increase Operating and Net Income-

PRAGUE, CZECH REPUBLIC, December 13, 2004 -Central European Media Enterprises Ltd ("CME") (NASDAQ: CETV) today announced that it has entered into a definitive agreement with the PPF Group ("PPF") to acquire a controlling interest in TV Nova, the premier television network in Central and Eastern Europe. The transaction has an estimated value of US$642 million consisting of an estimated US$529 million in cash and 3,500,000 CME Class A shares. Under the terms of the agreement, CME will acquire 85% of PPF’s interest in companies controlled by PPF that are involved in the broadcast operations of TV Nova (“TV Nova Group”). After allowing for minority interests in TV Nova Group companies, CME will have an attributable economic interest of at least 56% in TV Nova Group and will consolidate TV Nova Group in its financial statements. The acquisition of TV Nova, which reaches 10 million people in the Czech Republic, will increase CME's footprint to six Central and Eastern European countries reaching approximately 85 million people. TV Nova’s broadcasting license runs to 2017.

Launched in 1994, TV Nova is the largest commercial television network in Central and Eastern Europe. TV Nova Group expects an estimated 2004 annual revenue of CZK 5.2 billion or US$222 million, estimated 2004 operating profits of CZK 2.2 billion or US$94 million and estimated 2004 net income of CZK 1.5 billion or US$64 million. TV Nova Group will have a 2004 estimated depreciation charge of CZK 0.15 billion or US$6.4 million and a year-end 2004 estimated net debt position of CZK 1.5 billion or US$66 million. All estimates are by PPF and are according to Czech Accounting Standards, which differ in certain material respects from US GAAP. Once the transaction is completed TV Nova Group’s results will significantly increase CME’s operating and net income after taking into account financing costs.

The transaction is expected to close in the first half of 2005. The cash consideration to be paid at completion is subject to working capital and debt adjustments. CME and PPF are each obliged to pay to the other a fee of US$25 million for failure to complete the transaction, as defined in the agreement. Following completion, CME has the option to increase its ownership stake to 100% of TV Nova Group at any time. PPF has the right to put its remaining 15% interest in TV Nova Group to CME after the first anniversary of completion. The transaction is subject to certain conditions including the receipt of an approval from the Office for the Protection of Economic Competition of the Czech Republic.

Michael Garin, CME's CEO, commented, “We are thrilled that the footprint of CME will now include the premiere television network in the Czech Republic and the region. This transaction represents a very exciting development for our company and fulfills one of the key goals of our growth strategy. TV Nova is an established, highly profitable network and a strong strategic fit with our existing networks, greatly enhancing our long-term outlook. TV Nova will double the size of CME's revenues and add significant operating and net income.”

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Mr. Garin continued: “We look forward to welcoming PPF as the second largest shareholder in CME. PPF is a recognized brand in the region and the PPF Group brings significant knowledge and experience to our company. CME and PPF share the goal of building upon the success of TV Nova by supporting strong independent news, local programming and the growth of the Czech advertising market. This transaction enhances CME's position in the investment community as the principal proxy for the growth of disposable consumer income in Central and Eastern Europe.”

Peter Kellner, CEO and majority owner of PPF Group, commented, “We entered TV Nova in 2002 with the objective of finding a reliable strategic partner within a time horizon of two to four years. Within two years we successfully restructured the company, giving rise to a significant increase in its value and stability. We believe the combination of our extensive financial know-how and CME’s experience in the media business will open many new business opportunities in the region to both companies.”

The Honorable William Cabaniss, U.S. Ambassador to the Czech Republic, commented, “CME’s acquisition of TV Nova is the largest U.S. direct investment in the history of the Czech Republic and is an acknowledgement of the renewed confidence of the investment community in the stability and opportunities in the country today.”

The Company is in the process of negotiating a bridge loan for purposes of financing the acquisition. Additional cash for the transaction will come from CME’s general funds.

Morgan Stanley & Co. International Limited has advised the company on the transaction and will be delivering a fairness opinion. Dewey Ballantine LLP has acted as counsel for the company. Ernst & Young has provided due diligence services.

Conference Call

The Company will host a teleconference to discuss the transaction on December 13, 2004 at 10:00 am (New York Time). To access the teleconference, please dial +1-888-694-4769 (U.S. callers) or +1-973-935-8505 (international callers) ten minutes prior to the start time. The teleconference will also be available via live webcast on the Company’s website, located at www.cetv-net.com. If you cannot listen to the teleconference at its scheduled time, there will be a replay available through December 20, 2004 that can be accessed by dialing +1-877-519-4471 (U.S. callers) or +1-973-341-3080 (international callers), passcode: 5500521. A replay will also be archived on the company’s website.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements, including statements regarding the transaction value, the expected date of the completion of the transaction, expected operating profit, net income, revenue and estimated depreciation and net debt of TV Nova Group for 2004, the expected impact of the acquisition on our consolidated revenues, operating income and net income, the impact of TV Nova Group on our long term growth, our ability to arrange financing for the transaction, our ability to complete the transaction, our ability to leverage existing management and programming resources, the growth of the Czech market, the benefit of operating synergies with other markets, and business strategies and commitments. For these statements and all other forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, the receipt of necessary regulatory approvals, our ability to successfully negotiate a bridge loan to finance the transaction, our obligation to complete the transaction in the absence of financing, the rate of development of advertising markets in countries where we operate, general market and economic conditions in these countries, the US and Western Europe, the renewals of broadcasting licenses, the general regulatory environment and compliance, the ability to acquire programming and the ability to attract audiences.

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All US$ figures derived from Czech Crowns are calculated using the CZK to USD rate of 23.40, the ECB 14.15 fixing rate for Friday, December 10, 2004 on which the transaction is based.

Central European Media Enterprises Ltd. (CME) is a TV broadcasting company with leading stations in five Central and Eastern European countries reaching an aggregate of approximately 75 million people. The Company’s television stations are located in Croatia (Nova TV), Romania (PRO TV, Acasa, PRO Cinema), Slovakia (Markiza), Slovenia (POP TV, Kanal A) and Ukraine (Studio 1+1). CME is traded on the NASDAQ under the ticker symbol “CETV”.

The PPF Group (PPF) is the most significant Czech private financial group, successfully managing assets of over CZK 170 billion (over US$7 billion). In the Czech Republic, PPF includes such companies as the biggest Czech insurance company Česká pojišťovna, the second largest provider of consumer loans Home Credit, the retail bank eBanka, the most important local broadcaster TV Nova and other specialized companies providing full service in the area of asset management. PPF also develops its activities in the Central & Eastern Europe region where it owns a number of financial institutions ranked among the most important companies in their respective markets.

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For additional information, please visit www.cetv-net.com or contact:

United States:	United Kingdom:
Jonathan Lesko/Michael Smargiassi (Investors) Olga Shmuklyer (Press) Brainerd Communicators, Inc. +1 212-986-6667	Wallace Macmillan (Investors) Vice President Finance & Chief Financial Officer +44-20-7430-5430 Abel Hadden (Press) Bell Pottinger +44-20-7495-4044